SUPPLEMENT dated October 11, 2004

(To Prospectus Supplement Dated September 27, 2004

to Prospectus Dated June 25, 2004)

$579,130,000 (Approximate)

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates, Series 2004-S3

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Clause (1) under “Description of the Certificates—Credit Enhancement—Application of Monthly Excess Cashflow” on page S-41 of the prospectus supplement is deleted in its entirety and replaced with the following:

(1)  For each Distribution Date occurring before the Stepdown Date, until the aggregate Certificate Principal Amount of the Class A, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B Certificates equals the Target Amount, to the Class A Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

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Capitalized terms used but not defined herein have the meanings assigned them in the accompanying prospectus supplement.